Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No.’s 333-41714, 333-69334 and 333-139999) on Form S-8 of Transgenomic, Inc, and Subsidiary, of our report dated March 14, 2011, relating to our audits of the consolidated financial statements appearing in the Annual Report on Form 10-K of Transgenomic, Inc. and Subsidiary for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Omaha, Nebraska

March 14, 2011